UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 31, 2019

KEMET Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-15491	57-0923789
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

KEMET Tower, One East Broward Blvd., Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

(954) 766-2800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01	KEM	New York Stock Exchange
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On July 31, 2019, the Company held its Annual Meeting. At the Annual Meeting, three proposals were voted upon by the Company’s stockholders. The proposals are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 18, 2019. The following are the final voting results for each matter submitted to the Company’s stockholders at the Annual Meeting.

1.	Election of Directors
The stockholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors to serve three-year terms to expire in 2022 with the following vote:

	For	Against	Abstentions	Broker Non-Votes
Jacob T. Kotzubei	39,280,278	321,392	25,068	12,870,734
Yasuko Matsumoto	39,428,895	175,560	22,283	12,870,734
Robert G. Paul	38,585,035	1,021,708	19,995	12,870,734

2.	Ratification of the Appointment of Ernst & Young LLP
The stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2020 with the following vote:

For	Against	Abstentions	Broker Non-Votes
51,853,762	538,739	104,971	—

3.	Advisory Approval of Compensation Paid to Named Executive Officers
The stockholders of the Company approved, on an advisory basis, the compensation paid to the Company’s named executive officers with the following vote:

For	Against	Abstentions	Broker Non-Votes
36,818,223	2,729,719	78,796	12,870,734

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 1, 2019	KEMET Corporation

	By:	/s/ GREGORY C. THOMPSON
Gregory C. Thompson
Executive Vice President and
Chief Financial Officer